Exhibit 99.1

SOUTHERN INDIANA GAS & ELECTRIC COMPANY
INTERIM REPORTING PACKAGE

For the quarterly period ended March 31, 2009

Contents

Page Number

Financial Statements (Unaudited)
Southern Indiana Gas & Electric Company
Condensed Balance Sheets	2-3
Condensed Statements of Income	4
Condensed Statements of Cash Flows	5
Segment Information	6
Results of Operations	6
Selected Operating Statistics	9-10

Basis of Presentation

The interim condensed financial statements of Southern Indiana Gas & Electric Company (SIGECO, Vectren South, or the Company) included in this report have been prepared without audit.  The Company believes that the information in these interim condensed financial statements reflects all adjustments necessary to fairly state the results of the periods reported, including adjustments that are normal and recurring in nature.  These interim condensed financial statements are supplemental to the Company’s audited annual financial statements for the year ended December 31, 2008, filed on Form 8-K on March 6, 2009, under Vectren Corporation (Vectren) and Vectren Utility Holdings, Inc. (Utility Holdings), the parent companies of SIGECO, as well as the interim condensed consolidated financial statements filed on Forms 10-Q for the quarter ended March 31, 2009 for Vectren and Utility Holdings, filed on May 1, 2009 and May 7, 2009, respectively.  Vectren and Utility Holdings make available their Securities and Exchange Commission filings and recent annual reports free of charge through its website at www.vectren.com.  Because of the seasonal nature of the Company’s utility operations, the results shown on a quarterly basis are not necessarily indicative of annual results.
Frequently Used Terms

AFUDC: allowance for funds used during construction	MMDth / MDth: millions/ thousands of dekatherms
APB: Accounting Principles Board	MMBTU: millions of British thermal units
EITF: Emerging Issues Task Force	MW: megawatts
FASB: Financial Accounting Standards Board	MWh / GWh: megawatt hours / thousands of megawatt hours (gigawatt hours)
FERC: Federal Energy Regulatory Commission	NOx: nitrogen oxide
IDEM: Indiana Department of Environmental Management	OUCC: Indiana Office of the Utility Consumer Counselor
IURC: Indiana Utility Regulatory Commission	SFAS: Statement of Financial Accounting Standards
MCF / BCF: thousands / billions of cubic feet	USEPA: United States Environmental Protection Agency

FINANCIAL STATEMENTS

SOUTHERN INDIANA GAS & ELECTRIC COMPANY
CONDENSED BALANCE SHEETS
(Unaudited – In thousands)

	March 31,	December 31,
	2009	2008
ASSETS

Utility Plant
Original cost	$2,395,134	$2,335,725
Less: Accumulated depreciation & amortization	931,258	914,788
Net utility plant	1,463,876	1,420,937

Current Assets
Cash & cash equivalents	2,415	4,490
Accounts receivable - less reserves of $1,606 &
$1,780 respectively	51,039	56,729
Receivables from other Vectren companies	615	1,037
Accrued unbilled revenues	22,274	37,628
Inventories	58,920	60,377
Recoverable fuel & natural gas costs	-	3,060
Prepayments & other current assets	4,755	4,142
Total current assets	140,018	167,463

Investments in unconsolidated affiliates	150	150
Other investments	9,649	9,160
Nonutility property - net	2,633	2,683
Goodwill - net	5,557	5,557
Regulatory assets	38,351	44,376
Other assets	2,860	5,470

TOTAL ASSETS	$1,663,094	$1,655,796

NON-PUBLIC INFORMATION

SOUTHERN INDIANA GAS & ELECTRIC COMPANY
CONDENSED BALANCE SHEETS
(Unaudited – In thousands)

	March 31,	December 31,
	2009	2008
LIABILITIES & SHAREHOLDER'S EQUITY
Common shareholder's equity
Common stock (no par value)	$293,263	$293,263
Retained earnings	314,088	307,798
Accumulated comprehensive income	82	104
Total common shareholder's equity	607,433	601,165

Long-term debt payable to third parties	163,435	122,119
Long-term debt payable to Utility Holdings	311,130	311,502
Total long-term debt, net	474,565	433,621

Commitments & Contingencies

Current Liabilities
Accounts payable	35,661	54,819
Accounts payable to affiliated companies	6,314	11,741
Payables to other Vectren companies	18,198	15,524
Refundable fuel & natural gas costs	1,306	-
Accrued liabilities	59,671	45,614
Short-term borrowings	-	400
Short-term borrowings payable to Utility Holdings	115,543	149,425
Long-term debt subject to tender	80,000	80,000
Total current liabilities	316,693	357,523

Deferred Income Taxes & Other Liabilities
Deferred income taxes	154,011	151,176
Regulatory liabilities	55,368	55,837
Deferred credits & other liabilities	55,024	56,474
Total deferred income taxes & other liabilities	264,403	263,487

TOTAL LIABILITIES & SHAREHOLDER'S EQUITY	$1,663,094	$1,655,796

NON-PUBLIC INFORMATION

SOUTHERN INDIANA GAS & ELECTRIC COMPANY
CONDENSED STATEMENTS OF INCOME
(Unaudited – In thousands)

	Three months ended March 31,
	2009	2008
OPERATING REVENUES
Electric utility	$124,964	$127,178
Gas utility	59,460	68,615
Total operating revenues	184,424	195,793
COST OF OPERATING REVENUES
Cost of fuel & purchased power	46,956	45,991
Cost of gas sold	43,170	52,338
Total cost of operating revenues	90,126	98,329

	94,298	97,464

OPERATING EXPENSES
Other operating	37,787	39,180
Depreciation & amortization	20,021	18,328
Taxes other than income taxes	4,832	4,833
Total operating expenses	62,640	62,341

OPERATING INCOME	31,658	35,123

Other income – net	892	1,077

Interest expense	8,926	8,847
INCOME BEFORE INCOME TAXES	23,624	27,353
Income taxes	7,694	10,701
NET INCOME	$15,930	$16,652

NON-PUBLIC INFORMATION

SOUTHERN INDIANA GAS & ELECTRIC COMPANY
CONDENSED STATEMENTS OF CASH FLOWS
(Unaudited – In thousands)

	Three Months Ended March 31,
	2009	2008

CASH FLOWS FROM OPERATING ACTIVITIES	$66,371	$69,154

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from:
Long-term debt payble to Utility Holdings, net	-	88,878
Long-term debt payable to third parties, net	41,017	60,250
Requirements for:
Dividends to parent	(9,639)	(10,813)
Retirement of long-term debt,
including premiums paid	(372)	(103,025)
Net change in short-term borrowings, including
Utility Holdings	(34,282)	(67,070)
Net cash flows from financing activities	(3,276)	(31,780)
CASH FLOWS FROM INVESTING ACTIVITIES
Requirements for capital expenditures,
excluding AFUDC equity	(64,807)	(35,579)
Other investments	(363)	(526)
Net cash flows from investing activities	(65,170)	(36,105)
Net change in cash & cash equivalents	(2,075)	1,269
Cash & cash equivalents at beginning of period	4,490	1,969
Cash & cash equivalents at end of period	$2,415	$3,238

NON-PUBLIC INFORMATION

SEGMENT INFORMATION

Information related to the Company’s business segments is summarized below:

	Three months ended March 31,
(In thousands)	2009	2008
Revenues
Electric Utility Services	$124,964	$127,178
Gas Utility Services	59,460	68,615
Total operating revenues	$184,424	$195,793

Profitability Measure
Net Income
Electric Utility Services	$11,901	$12,530
Gas Utility Services	4,029	4,122
Total net income	$15,930	$16,652

RESULTS OF OPERATIONS

Executive Summary of Results of Operations

For the three months ended March 31, 2009, SIGECO’s earnings were $15.9 million compared to $16.7 million in 2008, a decrease of $0.8 million.  The decrease resulted primarily from lower customer usage and from wholesale power sales both impacted by the recession.  Increased revenues associated with regulatory initiatives, lower interest costs, and a lower effective tax rate in 2009 partially offset these declines.

The Company generates revenue primarily from the delivery of natural gas and electric service to its customers.  The primary source of cash flow results from the collection of customer bills and the payment for goods and services procured for the delivery of gas and electric services.  The results are impacted by weather patterns in its service territory and general economic conditions both in its service territory as well as nationally.

Vectren has in place a disclosure committee that consists of senior management as well as financial management.  The committee is actively involved in the preparation and review of SIGECO’s parent companies’ SEC filings.

Significant Fluctuations
Margin

Throughout this discussion, the terms Gas Utility margin and Electric Utility margin are used.  Gas Utility margin is calculated as Gas Utility revenues less Cost of gas sold.  Electric Utility margin is calculated as Electric Utility revenues less Cost of fuel & purchased power.  These measures exclude Other operating expenses, Depreciation and amortization, and Taxes other than income taxes, which are included in the calculation of operating income.  The Company believes Gas Utility and Electric Utility margins are better indicators of relative contribution than revenues since gas prices and fuel costs can be volatile and are generally collected on a dollar-for-dollar basis from customers.

Sales of natural gas and electricity to residential and commercial customers are seasonal and are impacted by weather.  Trends in average use among natural gas residential and commercial customers have tended to decline in recent years as more efficient appliances and furnaces are installed and the price of natural gas have been volatile.  Normal temperature adjustment (NTA) and lost margin recovery mechanisms largely mitigate the effect on Gas Utility margin that would otherwise be caused by variations in volumes sold to these customers due to weather and changing consumption patterns.  An NTA has been in effect in SIGECO’s natural gas service territory since 2005, and lost margin recovery began when new base rates went into effect August 1, 2007.  SIGECO’s electric service territory has neither an NTA mechanism nor lost margin recovery mechanisms.

Gas and electric margin generated from sales to large customers (generally industrial and other contract customers) is primarily impacted by overall economic conditions and changes in demand for those customers’ products.  The recent recession has had, and may continue to have, negative impact on both gas and electric large customers.  This impact has included, and may continue to include, tempered growth, significant conservation measures, and perhaps even plant closures or bankruptcies.  While no one industrial customer comprises 10 percent of consolidated margin, the top five industrial electric customers comprise approximately 11 percent of 2009 electric utility margin, and therefore any significant decline in their collective revenues could adversely impact operating results.  Deteriorating economic conditions may also lead to continued lower residential and commercial customer counts.

Margin is also impacted by the collection of state mandated taxes, which fluctuate with gas and fuel costs, as well as other tracked expenses.  Items subject to tracking mechanisms include gas pipeline integrity management costs, costs to fund gas energy efficiency programs, and MISO related revenues and costs.  Certain operating costs, including depreciation, associated with operating environmental compliance equipment are also tracked.

Electric wholesale activities are primarily affected by market conditions, the level of excess generating capacity, and electric transmission availability.  Following is a discussion and analysis of margin generated from regulated utility operations.

Electric Utility Margin (Electric utility revenues less Cost of fuel and purchased power)
Electric Utility margin by revenue type follows:

	Three months ended March 31,
(In thousands)	2009	2008

Electric utility revenues	$124,964	$127,178
Cost of fuel & purchased power	46,956	45,991
Total electric utility margin	$78,008	$81,187
Margin attributed to:
Residential & commercial customers	$52,451	$49,872
Industrial customers	19,084	18,680
Municipal & other customers	730	4,520
Subtotal: Retail	$72,265	$73,072
Wholesale margin	$5,743	$8,115

Electric volumes sold in MWh attributed to:
Residential & commercial customers	661,623	715,193
Industrial customers	508,964	600,736
Municipal & other customers	5,081	36,602
Total retail volumes sold	1,175,668	1,352,531

NON-PUBLIC INFORMATION

Retail
Electric retail and firm wholesale utility margins were $72.3 million for the three months ended March 31, 2009, a decrease over the prior year of $0.8 million.  Increased margin associated with returns on pollution control investments totaled $0.5 million; margin associated with recovery of pollution control and MISO operating expenses increased $2.6 million.  Management estimates other usage declines associated with the weak economy to have decreased margin approximately $1.4 million for residential and commercial customers and $2.0 million for industrial customers.

Margin from Wholesale Activities
Periodically, generation capacity is in excess of native load.  The Company markets and sells this unutilized generating and transmission capacity to optimize the return on its owned assets.  A majority of the margin generated from these activities is associated with wholesale off-system sales, and substantially all off-system sales occur into the MISO Day Ahead and Real Time markets.

Following is a reconciliation of Wholesale Power Marketing activity:

	Three months ended March 31,
(In thousands)	2009	2008
Off-system sales	$2,720	$7,202
Transmission system sales	3,023	913
Total wholesale margin	$5,743	$8,115

For the quarter ended March 31, 2009, wholesale margins were $5.7 million, representing a decrease of $2.4 million, compared to 2008.

During 2009, margin from off-system sales retained by the Company decreased $4.5 million compared to 2008.  The Company experienced lower wholesale power marketing margins due to lower wholesale prices, coupled with increasing coal costs.  Off-system sales totaled 341.6 GWh in 2009, compared to 463.4 GWh in 2008.  The base rate case effective August 17, 2007, requires that wholesale margin from off-system sales earned above or below $10.5 million be shared equally with customers as measured on a fiscal year ending in August, and results reflect the impact of that sharing.

Beginning in June 2008, the Company began earning a return on electric transmission projects constructed by the Company in its service territory that benefit reliability throughout the region.  Margin associated with these projects totaled $2.1 million year to date in 2009.

Gas Utility Margin (Gas utility revenues less Cost of gas sold)
Gas Utility margin and throughput by customer type follows:

	Three months ended March 31,
(In thousands)	2009	2008
Gas utility revenues	$59,460	$68,615
Cost of gas sold	43,170	52,338
Total gas utility margin	$16,290	$16,277
Margin attributed to:
Residential & commercial customers	$14,037	$14,048
Industrial customers	1,389	1,696
Other customers	864	533

Sold & transported volumes in MDth attributed to:
Residential & commercial customers	5,159	5,823
Industrial customers	4,275	5,065
Total sold & transported volumes	9,434	10,888

For the quarter ended March 31, 2009, gas utility margins were $16.3 million, and were generally flat compared to the prior year.  Margin increases associated with operating costs, including revenue and usage taxes recovered dollar-for-dollar in margin, were offset by approximately $0.2 million in margin declines associated with lower large customer usage and lower customer counts.  The average cost per dekatherm of gas purchased for the three months ended March 31, 2009, was $8.71 compared to $9.35 in 2008.

Operating Expenses

For the three months ended March 31, 2009, other operating expenses were $37.8 million, a decrease of $1.4 million compared to 2008.  Power supply operating expenses, inclusive of lower chemical costs, decreased $2.0 million and long-term incentive compensation decreased $2.0 million.  These costs were offset partially by a $1.9 million increase in tracked costs and higher bad debt expense.

Depreciation & Amortization

Depreciation expense was $20.0 million for the quarter, an increase of $1.7 million compared to 2008.  The increase relates to additions including the approximate $100 million SO2 scrubber placed into service January 1, 2009, for which depreciation totaling $1.1 million is directly recovered in electric utility margin.

Income Taxes

In 2009, federal and state income taxes were $7.7 million for the quarter, a decrease of $3.0 million compared to the prior year quarter.  The lower taxes are primarily due to lower pretax income and a lower effective tax rate in 2009.  The lower effective tax rate is driven primarily by true ups to deferred tax balances.

NON-PUBLIC INFORMATION

SELECTED ELECTRIC OPERATING STATISTICS (unaudited):

	Three Months
	Ended March 31,
	2009	2008

OPERATING REVENUES (In thousands):
Residential	$43,758	$40,678
Commercial	31,158	28,136
Industrial	36,215	35,007
Misc. Revenue	610	4,615
Total System	111,741	108,436
Municipals	-	705
Other Wholesale	13,223	18,037
	$124,964	$127,178
MARGIN (In thousands):
Residential	$31,167	$30,001
Commercial	21,284	19,871
Industrial	19,084	18,680
Misc. Revenue	730	4,520
Total System	72,265	73,072
Other Wholesale	5,743	8,115
	$78,008	$81,187
ELECTRIC SALES (In MWh):
Residential	377,809	405,355
Commercial	283,814	309,838
Industrial	508,964	600,736
Misc. Sales	5,081	5,259
Total System	1,175,668	1,321,188
Municipals	-	31,343
Other Wholesale	341,589	463,387
	1,517,257	1,815,918
AVERAGE CUSTOMERS:
Residential	122,590	122,755
Commercial	18,344	18,467
Industrial	104	103
All others	34	35
	141,072	141,360

NON-PUBLIC INFORMATION

SELECTED GAS OPERATING STATISTICS (unaudited):
	Three Months
	Ended March 31,
	2009	2008

OPERATING REVENUES (In thousands):
Residential	$40,219	$46,479
Commercial	17,024	20,131
Industrial	1,389	1,696
Misc. Revenue	828	309
	$59,460	$68,615

MARGIN (In thousands):
Residential	$10,586	$10,553
Commercial	3,451	3,495
Industrial	1,389	1,696
Misc. Revenue	864	533
	$16,290	$16,277
GAS SOLD & TRANSPORTED (In MDth):
Residential	3,494	3,929
Commercial	1,665	1,894
Industrial	4,275	5,065
	9,434	10,888

AVERAGE CUSTOMERS:
Residential	100,744	101,451
Commercial	10,199	10,285
Industrial	88	88
	111,031	111,824

WEATHER AS A % OF NORMAL:
Heating Degree Days	94%	100%